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                                                                    EXHIBIT 23.1

The Board of Directors
SBS Technologies, Inc.:

We consent to incorporation by reference in the following registration statements of SBS Technologies, Inc. of our report dated August 14, 2001, relating to the consolidated balance sheets of SBS Technologies, Inc. and subsidiaries as of June 30, 2001, and 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three year period ended June 30, 2001, which report appears in the June 30, 2001, annual report on Form 10-K of SBS Technologies, Inc..

                     Registration
      Form           Statement No.           Description
      ----           -------------           -----------
      S-8            333-23053               SBS Technologies, Inc. 1996 Employee Stock Purchase
                                             Plan and the SBS Technologies, Inc. 1997 Employee
                                             Incentive Stock Option Plan

      S-8            333-98558               SBS Technologies, Inc. 1992 Employee Incentive Stock
                                             Option Plan;  SBS Technologies, Inc. 1993 Incentive
                                             Stock Option Plan; SBS Technologies, Inc. 1993 Director
                                             And Officer Stock Option Plan; SBS Technologies, Inc.
                                             1995 Incentive Stock Option Plan;  SBS Technologies,
                                             Inc. 1996 Incentive Stock Option Plan

      S-8            333-68945               SBS Technologies, Inc. 1998 Long-Term Equity Incentive
                                             Plan

      S-3            333-00058               SBS Technologies, Inc. Common Stock

      S-3            333-20129               SBS Technologies, Inc. Common Stock

      S-3            333-36948               SBS Technologies, Inc. Common Stock

      S-8            333-69260               SBS Technologies, Inc. 2000 Long-Term
                                             Equity Incentive Plan

                                    KPMG LLP

Albuquerque, New Mexico
September 21, 2001